Exhibit 4(f)

                                  SECRETARY'S CERTIFICATE

      The undersigned being the duly elected and acting Secretary of Noise Cancellation Technologies, Inc. (the "Company") hereby certifies that attached hereto as Exhibit A is a true and correct copy of certain resolutions (the "Resolutions") unanimously adopted by the Board of Directors of the Company on January 22, 1997, and that the Resolutions have not been modified, amended, revoked or rescinded and remain in full force and effect as of the date hereof.

      The undersigned hereby further certifies that at the Annual Meeting of Stockholders of the Company duly held on June 19, 1997, the stockholders approved the extension of the expiration dates of the warrants held by officers and directors of the Company authorized by the Resolutions and that such action by the stockholders on June 19, 1997, has not been modified, amended, revoked or rescinded and remains in full force and effect on the date hereof.

                                    /s/ JOHN B. HORTON
                                    -------------------------
                                    John B. Horton, Secretary

                                         Exhibit A


            RESOLVED, that the termination or expiration dates of the warrants to purchase common stock of the Corporation previously granted to certain present and former members of the Board of Directors, officers and other employees of the Corporation described in Schedule A attached hereto be, and the same hereby are, extended for an additional two years from the original date of termination or expiration thereof and that the approval of the stockholders of the Corporation of such extensions to the warrants held by present members of the Board of Directors and officers of the Corporation be obtained at the next Annual Meeting of Stockholders in the event that the common stock of the Corporation is listed on the Nasdaq Stock Market on the date such extension takes effect which shall be deemed to be the termination or expiration date of the warrant as originally granted and in the event it is likely that the common stock of the Corporation will be so listed on the date of such Annual Meeting; and

            RESOLVED, that the shares of common stock of the Corporation reserved for issuance upon the exercise of the foregoing warrants and options be, and the same hereby are, continued to be reserved for such issuance during the two year extension period provided for in the foregoing resolutions; and

            RESOLVED, that the appropriate officers of the Corporation be, and each of them with full power to act without the others hereby is authorized to take any and all actions which they may deem necessary or advisable (as conclusively presumed from the taking of such action) in order to carry out the intent and purpose of the foregoing resolutions.

                             Schedule A


--------------------------------------------------------------------------------
                                                            Old         New
                Exercise                                 Expiration  Expiration
 Warrant No.     Price          Name             Shares     Date        Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-1-R           $0.75   John J. McCloy II       862,500  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-2-R           $0.75   Michael J. Parrella     862,500  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-3             $0.75   Graydon F. Vadas        175,000  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-4-R           $0.75   Irene Lebovics          201,250  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-6             $0.75   Eldon W. Ziegler        125,000  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-7             $0.75   Rolf Towe               150,000  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-9-R and       $0.75   Jay M. Haft             218,500  12/31/97    12/31/99
BW-46-R
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-12            $0.75   John W. Gardner          25,500  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-19            $0.75   Randy L. Yingling         8,925  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-31            $0.75   Roy H. Scott             12,660  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-35            $0.75   Kelly Ann Meier           2,230  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-39            $0.75   Robert L. Monroe          2,975  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-40            $0.75   Paul Moore                2,083  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-41            $0.75   Cy E. Hammond            25,000  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-43            $0.75   Lelia C. Dobandi            300  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-44            $0.75   Luc G. Verschueren       25,000  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BW-45            $0.75   William W. Gerecke       35,000  12/31/97    12/31/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------